EXHIBIT (j)(5)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement (1933 Act File No. 2-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our reports each dated February 16, 2001 of Tax-Managed Growth Portfolio (the "Portfolio") and Eaton Vance Tax-Managed Growth Fund 1.1 (formerly known as Eaton Vance Tax-Managed Growth
Fund) ("TMG1.1") included in the December 31, 2000 Annual Report to Shareholders of TMG1.1. We also consent to the incorporation by reference of our report relating to the Portfolio's financial statements and supplementary data in the statement of additional information of Eaton Vance Tax-Managed Growth Fund 1.2 ("TMG1.2")

     In addition, we consent to the references to our Firm under the headings "Financial Highlights" in TMG1.1's Prospectus and "Other Service Providers" in the Statements of Additional Information of TMG1.1 and TMG1.2 included in the Registration Statement.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP

April 24, 2001
Boston, Massachusetts